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                                                                 Exhibit 10.12.3

                            THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE is made and entered into as of the 27th day of March, 1999, by and between RIVERPLACE INC., a Minnesota corporation ("Lessor") and NETRADIO NETWORK CORPORATION, a Minnesota corporation ("Tenant").

     WITNESSETH, THAT:

     WHEREAS, Lessor and Tenant made and entered into that certain Lease dated October 4, 1995 as amended June 3, 1996 and September 1, 1998 (hereinafter called the "Lease") covering certain premises located on the first and second floors of the building known as Exposition Hall Building at Riverplace in Minneapolis, Minnesota, as more particularly described therein.

     WHEREAS, the parties desire to supplement and amend the Lease.

     NOW, THEREFORE, in consideration of the above premises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, the Lessor and Tenant hereby agree as follows.

     The Lease shall be and hereby is supplemented and amended as follows:

     1. DEMISED PREMISES. Tenant has elected to expand its net rentable area as defined in Section One of the Lease dated October 4, 1995 and Second Amendment dated September 1, 1998 comprising 3,771 net rentable square feet on the first and second floor, known as suites 149 and 223/225 is hereby expanded as of April 1, 1999 by 1,648 additional rentable square feet, known as suite 236 (The "Expansion Area") so as to comprise a total of 5,419 net rentable square feet. The Expansion Area is shown by cross hatching on Exhibit A attached hereto and made a part hereof.

     2. GROSS RENT. Commencing April 1, 1999, Tenant shall pay Gross Rent for the Expansion Area at the Monthly Gross Rent of Two Thousand Five Hundred and 00/100's Dollars ($2,500.00).

     3. TERM. Tenant takes the Expansion Area from Lessor commencing on the 1st day of April 1999 and continuing thereafter on a month-to-month basis, unless sooner terminated as provided elsewhere in the Lease. Lessor and Tenant may terminate this Amendment by giving thirty (30) days prior written notice which, in any event, must have the last day of a month as the termination date.

     4. TENANT IMPROVEMENTS. Tenant agrees to take the Expansion Area in an as-is condition except the wall separating suite #234 and #236 shall be painted and baseboard installed.

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     5.   EARLY OCCUPANCY.  If Tenant, at Tenant's option, elects to occupy the Expansion Area prior to April 1, 1999, Tenant shall pay to Lessor for the period prior to April 1, 1999, a pro rata share of the Gross Rent and all other amounts to be paid by Tenant during the Lease Year. Such early occupancy shall be pursuant to all of the terms and conditions of this Third Amendment and shall not affect the termination date, which shall remain the last day of the month following the thirty (30) day notice. The Gross Rent and other amounts owing for the period of early occupancy shall be paid by Tenant to Lessor on or before the first day of occupancy.

     6. COMPREHENSION OF TERMS. Tenant, by execution hereof, states that they have had the opportunity to obtain representation by legal counsel in connection with the Third Amendment (whether they have elected to do so or not) and that they understand fully and agree with each, all and every provision hereof and acknowledge receipt of a copy hereof.

     7. ATTORNEYS' FEES. If any action or claim is brought or asserted to enforce any term or provision of this Third Amendment, Owner shall be awarded its reasonable costs and expenses, including attorneys' fees incurred therein.

     8. LEASE IN FULL FORCE AND EFFECT. Except as specifically amended and supplemented hereby, all of the terms and provisions of the Lease remain in full force and effect.

     9. CAPTIONS. The captions set forth herein are for convenience only, and are not a part of this Third Amendment. All capitalized terms not separately defined herein shall bear the meaning assigned thereto in the Lease.

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.


                                        RIVERPLACE INC.


                                        By:___________________________________
                                             Takashi Ito
                                        Its: Executive Vice President


                                        NETRADIO NETWORK CORPORATION


                                        By:___________________________________
                                             Ed Tomechko
                                        Its: Chief Executive Officer